Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0700
212.704.6000 telephone
troutmansanders.com

July 26, 2013

dELiA*s, Inc.

50 West 23rd Street

New York, NY 10010

Ladies and Gentlemen:

We have acted as counsel to dELiA*s, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3, as amended (File No. 333-182236), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, which was declared effective by the Commission on September 7, 2012 (the “Registration Statement”) and included a base prospectus (the “Base Prospectus”) and a prospectus supplement, dated July 25, 2013 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).

The Prospectus pertains to the proposed offer and sale by the Company of 13,065,453 shares of common stock, $0.001 par value per share (the “Firm Shares”), plus up to an additional 1,959,817 shares of common stock subject to an over-allotment option (the “Optional Shares”), pursuant to an Underwriting Agreement, dated July 26, 2013 (the “Underwriting Agreement”), by and between the Company and Janney Montgomery Scott LLC. The Firm Shares and the Optional Shares are herein referred to as the “Shares.”

This opinion letter is rendered by us pursuant to Item 601(b)(5)(i) of Regulation S-K.

As counsel to the Company, we have examined the Company’s Amended and Restated Certificate of Incorporation; the Company’s Amended and Restated Bylaws; the Registration Statement and the Prospectus; resolutions adopted by the Board of Directors of the Company dated June 14, 2012 and July 12, 2013; and resolutions adopted by the Pricing Committee of the Board of Directors of the Company dated July 25, 2013; and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA     BEIJING     CHICAGO     HONG KONG     NEW YORK     NORFOLK     ORANGE COUNTY     PORTLAND

RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

July 26, 2013

As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

Our opinion set forth below is limited to the federal law of the United States of America, the laws of the State of New York and the Delaware General Corporation Law.

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that, the issuance and sale of the Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purposes, or furnished to, quoted, referred to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent in each instance.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the offer and sale of the Shares, to the incorporation by reference of this opinion letter into the Registration Statement and Prospectus, and to the reference to this law firm’s name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP